Exhibit 10.17.4

AMENDMENT 2021-1
TO THE
PENSION PLAN FOR EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND ITS DESIGNATED SUBSIDIARIES
WHEREAS, American Water Works Company, Inc. (the “Company”) sponsors the Pension Plan For Employees of American Water Works Company, Inc. and its Designated Subsidiaries (the “Plan”) and its corresponding trust for the benefit of eligible employees;
WHEREAS, Section 16.1 of the Plan authorizes the Benefits Administration Committee of American Water Works Company, Inc. and Its Designated Beneficiaries (the “Committee”) to amend the Plan for amendments that do not have a material cost;
WHEREAS, pursuant to the Stock Purchase Agreement by and among the Company, New York American Water Company, Inc., and Liberty Utilities Co. (the “Purchaser”) dated as of November 20, 2019 (the “Agreement”), the Company agreed to sell New York American Water Company, Inc. and its sole subsidiary, Mt. Ebo Sewage Works, Inc. to Purchaser (the “Transaction”);
WHEREAS, the Transaction closed on January 1, 2022 (the “Closing Date”);
WHEREAS, the Company desires to (a) freeze benefit accrual effective as of 11:59 pm of the date immediately prior to the Closing Date with respect to Transferring NYAWC Participants (as defined below); (b) transfer the assets and liabilities for the portion of the Plan attributable to these Transferring NYAWC Participants into the defined benefit plan designated by Purchaser as of the Closing Date (the “Pension Transfer”); and (c) remove New York American Water Company, Inc. and its sole subsidiary, Mt. Ebo Sewage Works, Inc. from eligibility to participate under the Plan effective as of the Closing Date; and
WHEREAS, “Transferring NYAWC Participants” shall consist of:
(a)all participants and former participants in the Plan who, as of the date immediately prior to the Closing Date (1) are actively employed by New York American Water Company, Inc., (2) have terminated employment with, the Company and all members of its controlled group and, immediately before their terminations, were employed by New York American Water Company, Inc., or (3) are other former employees of New York American Water Company, Inc. designated by the Company and the Purchaser to be subject to the Pension Transfer,
(b)Frank Curtis, but solely with respect to the portion of his benefit under the Plan covered under the John Hancock Group Annuity Contract No. 334, and
(c)beneficiaries or alternate payees of the foregoing participants and former participants.
NOW THEREFORE, BE IT RESOLVED, the Plan is hereby amended as follows as of 11:59 pm of the date immediately prior to the Closing Date:

1.Article I of the Plan is amended by adding after the third paragraph therein the following new paragraph:
In connection with that certain Stock Purchase Agreement by and among the Company, New York American Water Company, Inc., and Liberty Utilities Co., dated as of November 20, 2019 , pursuant to which the Company agreed to sell all of the issued and outstanding stock of New York American Water Company, Inc. to Liberty Utilities Co., the Company transferred all Plan assets and liabilities attributable to the Transferring NYAWC Participants (as defined in Appendix 8) to the defined benefit plan designated by Liberty Utilities Co. and the related trust. This transfer is effective as of January 1, 2022. Special provisions governing Transferring NYAWC Participants are set forth in Appendix 8.
2.The definition of “Accrued Benefit” under Section 2.1(a) of the Plan is amended by adding at the end thereof the following new sentence:
With respect to Transferring NYAWC Participants (as defined in Appendix 8), Accrued Benefits shall be determined with regard to the provisions under Appendix 8.
3.A new Section 3.5 is added to the Plan to read as follows:
Notwithstanding any other provision to the contrary, with respected to Transferring NYAWC Participants (as defined in Appendix 8), eligibility to participate shall be determined with regard to the provisions under Appendix 8.
4.The bullet point in Exhibit A (List of Designated Subsidiaries) that states “New York American Water Company, Inc. (participating only with respect to the component of the company formerly known as Long Island Water Corporation)” shall be deleted.
5.The Plan is amended by adding a new Appendix 8 to read as follows:
APPENDIX 8
TRANSFERRING NYAWC PARTICIPANTS
    1.1     Application.
The provisions of this Appendix shall apply to Transferring NYAWC Participants. “Transferring NYAWC Participants” include all of following individuals:
(a)     all participants and former participants in the Plan who, as of December 31, 2021, (1) are actively employed by New York American Water Company, Inc., (2) have terminated employment with, the Company and all members of its controlled group and, immediately before their terminations, were employed by New York American Water Company, Inc., or (3) are other former employees of New York American Water Company, Inc. designated by the Company and Liberty Utilities Co. to be

subject to the pension transfer described in Section 1.3 of this Appendix 8;         and

(b)     Frank Curtis, but solely with respect to the portion of his benefit under the Plan that was covered under the John Hancock Group Annuity Contract No. 334.
For purposes of clarification, the term “Transferring NYAWC Participant” shall also include beneficiaries or alternate payees of the foregoing Participants and former Participants.
1.2    Transferring NYAWC Participant Benefit Freeze.
Effective as of December 31, 2021 at 11:59 pm, with respect to each Transferring NYAWC Participant, Accrued Benefit shall be frozen. For purposes of benefit accrual, Earnings and Continuous Service shall be determined without regard to any period on or after January 1, 2022.
1.3    Transferring NYAWC Participant Post-Freeze Transfer.
Effective as of January 1, 2022, all of the Plan assets and benefit liabilities with respect to Transferring NYAWC Participants shall be transferred to the defined benefit pension plan designated by Liberty Utilities and its related trust. Following the transfer of assets and liabilities taking effect, a Transferring NYAWC Participant shall not be eligible to accrue additional benefits and shall not remain a Participant under the Plan with respect to benefits accrued prior to January 1, 2022, and New York American Water Company, Inc. shall not be a Designated Subsidiary under the Plan.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.

BENEFITS ADMINISTRATION COMMITTEE
OF AMERICAN WATER WORKS
COMPANY, INC.

By: /s/ PAMELA RICHARDSON
    Pamela Richardson

Title: VP, Chief Labor, Employment, & Commercial Counsel

    Date: January 20, 2022

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